Exhibit 99.1

Digital Music Group, Inc. Reports First Quarter 2007 Results

Revenue Increases 34% on a Pro Forma Basis

SACRAMENTO, CA (May 9, 2007) – Digital Music Group, Inc. (NASDAQ: DMGI), a content owner and global leader in the digital distribution of independently owned music and video catalogs, today reported results for its first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 totaled $3,392,547, compared to $720,648 in the first quarter of 2006. The Company’s net loss for the first quarter of 2007 was $736,348, or $0.08 per share, compared to a net loss of $413,943, or $0.07 per share, in the first quarter of 2006.

During the first quarter of 2006, Digital Music Group completed its initial public offering and the concurrent acquisitions of Digital Musicworks International, Inc. (DMI) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby. DMI was deemed to be the “accounting acquiror” in these transactions. On September 8, 2006, the Company completed the acquisition of Digital Rights Agency, LLC (DRA), a leading worldwide digital music distributor focused on independent record labels. Therefore, the Company’s GAAP-basis results reported herein for 2006 are the historical results of DMI for the entire period plus the results of the acquired companies for the period after their respective acquisition dates, while the GAAP-basis results for 2007 are the results of all of the companies for the entire quarter. The Company believes that presenting the 2006 results on a pro forma combined basis, which reflects the results of all the acquired companies as if they had been combined throughout all periods presented, is helpful in understanding the Company’s overall results.

First Quarter 2007 Compared to First Quarter 2006

•	Revenue for the first quarter of 2007 of $3,392,547 represents an increase of 34% from the first quarter of 2006, when pro forma combined revenue totaled $2,526,085.

•	The Company’s net loss for the first quarter of 2007 was $736,348 or $0.08 per share, compared to a pro forma combined net loss of $442,855, or $0.06 per share, in the first quarter of 2006.

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Total paid downloads (with albums presented as single track equivalents) for the first quarter of 2007 were 4,782,200, or 33% greater than the first quarter of 2006 when paid downloads on a pro forma combined basis totaled 3,594,400.

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On average, there were approximately 232,300 music tracks available for sale during the first quarter of 2007, compared to approximately 80,700 music tracks available for sale during the first quarter of 2006. Total music tracks available for sale were approximately 243,000 at March 31, 2007, compared to approximately 99,700 and 219,800 at March 31, 2006 and December 31, 2006, respectively.

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The average monthly download rate for the first quarter of 2007 was 6.9 times, compared to pro forma combined download rates of 14.8, 9.5, 7.5 and 6.4 times for the first quarter through fourth quarters of 2006, respectively.

•	Apple iTunes Store accounted for approximately 70% of the Company’s revenue for the first quarter of 2007.

Commenting on the quarter, DMGI’s Chief Executive Officer, Mitchell Koulouris, noted, “Our year-over-year revenue growth is attributable to the steady increase in the number of tracks we have made available for sale and our emphasis on broadening our distribution channels to include more subscription and mobile distribution partners. In last year’s first quarter, approximately 89% of our revenue came from Apple iTunes, less than 5% was from subscription services, and we had no mobile distribution. With our acquisition of DRA in September 2006, we gained immediate access to mobile channels, and revenue from mobile distribution represented approximately 10% of our total first quarter 2007 revenue. In addition, distribution through subscription services grew to approximately 7% of our total first quarter 2007 revenue. Making more music available at more places will continue to be a key objective for DMGI throughout 2007 and beyond.”

Mr. Koulouris continued, “Our first quarter 2007 results also demonstrated steady sequential growth over the fourth quarter of 2006. We increased the number of tracks available for sale during the quarter by 18% from the previous quarter, and our total revenue advanced 21% to $3.4 million, due primarily to the increase in the number of music tracks available and an increase in the average monthly download rate per track from 6.4 times to 6.9 times. Revenue from mobile distribution and subscription services also contributed to the revenue growth, increasing by approximately 19% and 31%, respectively, over the fourth quarter of 2006.

“We also made good progress in content acquisition and channel expansion during the first quarter,” stated Mr. Koulouris. “We expanded our music catalog with new digital distribution agreements with well- known artists such as Olivia Newton John, Wayne Newton, and Richard Clayderman, as well as independent records labels such as EsNtion, Adelphi, and Thick Records, among others. We also purchased the digital rights and master rights to recordings from Todd Rundgren and Dwight Twilley. We added YouTube, Amazon Unbox, In2Tv, BitTorrent, Helio and Movielink to our list of digital video distribution partners, and we entered into new video distribution agreements with illusionist Criss Angel, comedian Andrew Dice Clay, and obtained the digital rights to video catalogs including BKN New Media, Rehearsals.com, and children’s classics Bozo the Clown and Howdy Doody, along with other interesting video content.”

During the first quarter of 2007, DMGI acquired digital rights to approximately 16,000 additional music recordings and adjusted downward by 10,000 the total number of music recordings under management as a result of one content owner’s inability to deliver all tracks under contract and certain other adjustments. As a result, at March 31, 2007, DMGI owned or had rights under digital distribution agreements to approximately 341,000 individual music recordings that it expects to be able to make available for sale. Of these recordings, approximately 243,000 were available for sale at that date, approximately 49,000 had been processed and transmitted to one or more digital entertainment services where they were awaiting review and processing by the services before being posted for sale, approximately 14,000 were in various stages of the Company’s digitization process, and approximately 35,000 had not yet been delivered by the content owners. In addition, at March 31, 2007, DMGI had more than 4,000 hours of video content under long-term distribution agreements.

Commenting on the Company’s video operations, Mr. Koulouris said, “Digital distribution of video content is still in its infancy. Our operations team is working diligently to digitize the substantial volume of video content that we have acquired digital rights to, and we are working collaboratively with our many video distribution partners to get our content to market as soon as possible. During the first quarter, we

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processed and delivered portions of our video content to various digital service partners, where it will be available to consumers. Because most of our distribution partners are still in the process of launching and establishing their digital entertainment services for video or are in the testing phase for advertising-supported business models, the revenue we received in the first quarter from video sales was negligible. As previously communicated, we do not expect to achieve any meaningful revenue from video distribution until the second half of 2007, but we remain enthusiastic about the long-term business prospects for this exciting, emerging market space.”

Karen Davis, Chief Financial Officer, provided an update on the Company’s balance sheet, “Our financial position remains strong with DMGI’s March 31, 2007 balance sheet showing $17.5 million in cash, no debt (except for minor equipment leases), and stockholders’ equity of $34.8 million. As of that date, we were contractually obligated to pay up to approximately $5 million for future deliveries of digital content.”

Conference Call and Webcast

Digital Music Group’s management will host a conference call and webcast tomorrow, May 10, 2007 at 11:00 a.m. Eastern Time, 8:00 a.m. Pacific Time. To participate in the call, interested parties are invited to dial 866-356-3093 (for callers in the U.S.) or 617-597-5381 (for international callers) at least five minutes prior to the start time. The participant passcode is 42971891. A live webcast of the call will be available on DMGI’s website at http://investor.dmgi.com. A replay of the call will be available one hour after the call ends through May 17, 2007 by dialing 888-286-8010 (for domestic callers) and 617-801-6888 (for international callers). The reservation code is 42769661. A replay of the webcast will also be archived on the Company’s website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking statements within the meaning of federal securities law. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of DMGI. These statements (often using words such as “believes”, “expects”, “likely”, “intends”, “estimates”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those projected by the Company. Included among such statements are those relating to management’s focus and objectives, plans for making more content available through additional digital entertainment services, the development of business models and digital entertainments services for video distribution, getting the Company’s video content to market and the realization of meaningful revenue in the future from sales of such content, and our financial position and future obligations. You should not place undue reliance on these forward-looking statements, which are based on the Company’s current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of the Company’s limited operating history and emerging nature of the digital media industry;

•	the Company’s ability to successfully integrate acquisitions, including the acquisition of DRA;

•	the Company’s ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of sound and video recordings;

•	the Company’s ability to successfully enter into new sales channel relationships;

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•	competitive and economic conditions in the Company’s industry;

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acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which the Company’s content will appeal to consumers;

•	the Company’s limited operating history in the acquisition, processing and sale of digital video recordings;

•	the Company’s limited ability to influence the pricing models of digital entertainment services;

•	the Company’s dependence on digital entertainment services to review, process and make all of its digital offerings available on a comprehensive and timely basis for purchase by consumers;

•	the Company’s dependence on Apple iTunes Store for the majority of its revenue;

•	the Company may not have proper legal title to the digital rights associated with music recordings the Company purchases or licenses, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings and videos that the Company acquires rights to;

•	the Company’s ability to renew multi-year agreements for digital rights to music and video content as they expire;

•	music and video piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	availability, terms and use of capital to continue to grow the Company’s business; and

•	maintaining adequate internal operating and financial controls over the Company’s business and financial reporting.

Many of the factors listed above are beyond DMGI’s control. Given these uncertainties, you should not place undue reliance on such forward-looking statements. The matters discussed in this press release also involve risks and uncertainties described in DMGI’s periodic reports filed with the Securities and Exchange Commission, (SEC), including its Annual Report for 2006 on Form 10-K filed with the SEC on March 30, 2007. Except as required by law, DMGI undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

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Use of Non-GAAP Measures

Management believes that non-GAAP revenue and net loss presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006, and the acquisition of DRA on September 8, 2006, as if they had all been acquired on January 1, 2006. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net loss or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statements of operations to the GAAP statements is included in the attached tables of financial information.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group Inc. (NASDAQ: DMGI) is a content owner and global leader in the digital distribution of independently owned music and video content. DMGI acquires the digital rights to media catalogs and digitally encodes them into multiple formats for distribution to digital entertainment services operating over the Internet and wireless, cable and mobile networks. Our digital entertainment service partners include: the iTunes Store, Google Video, YouTube, AOL/In2TV, RealNetworks, Napster, Wal-Mart Music, MusicNet, Verizon, Sprint, InfoSpace, Moderati, Zingy, 9 Squared, and many others. For more information, please visit www.dmgi.com.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.:	Karen Davis, Chief Financial Officer, Telephone: (916) 239-6010 x2505.
Allen & Caron Inc:	Jesse Deal, Account Manager, Telephone: (212) 691-8087, e-mail:
jesse@allencaron.com

Press Contact
Allen & Caron Inc.:	Len Hall, VP Media Relations, Telephone: (949) 474-4300, e-mail:
Len@allencaron.com

Digital Music Group, Inc. Reports First Quarter 2007 Results

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TABLES FOLLOW

Digital Music Group, Inc.

Unaudited Consolidated Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

Three Months Ended March 31,

	2007	2006
	Digital Music Group, Inc. (as reported)	Digital Music Group, Inc. (as reported)	Digital Rights Agency (prior to acquisition)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Pro Forma Adjustments (2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$3,392,547	$720,648	$1,742,241	$—	$63,196	$—	$2,526,085
Cost of revenue:
Royalties and payments to content owners	2,450,838	348,526	1,470,242	—	50,556	—	1,869,324
Amortization of digital rights and masters	178,517	52,035	—	—	—	37,835	89,870

Gross profit	763,192	320,087	271,999	—	12,640	(37,835)	566,891
Operating, general and administrative expenses	1,725,081	950,664	259,251	10,000	624	3,456	1,223,995

Income (loss) from operations	(961,889)	(630,577)	12,748	(10,000)	12,016	(41,291)	(657,104)
Interest, taxes and other expense, net	225,541	216,634	2,282	(4,667)	—	—	214,249

Net income (loss)	$(736,348)	$(413,943)	$15,030	$(14,667)	$12,016	$(41,291)	$(442,855)

Net loss per common share—basic and diluted	$(0.08)	$(0.07)					$(0.06)

Weighted average common shares—basic and diluted(1)	9,025,497	5,918,855					7,373,299

(1)	For the quarter ended March 31, 2006, weighted average shares outstanding on an as-reported basis, include (i) for the entire quarter, the 2,249,941 shares attributable to DMI, the acquiror for accounting purposes, (ii) for the period from February 7, 2006 until the end of the quarter, the 2,425,000 shares of DMGI outstanding at our IPO date and the 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, and (iii) for the period from February 7, 2006 until the end of the quarter, the 3,900,000 shares sold in our IPO. The pro forma combined weighted average shares outstanding the for the quarter ended March 31, 2006 also include the shares in (ii) above plus the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC, as if the acquisitions had occurred at the beginning of the period.

(2)	Represents amortization and depreciation of the fair value of the assets of Digital Rights Agency, LLC and Rio Bravo Entertainment as if acquired at the beginning of the period.

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Digital Music Group, Inc.

Unaudited Consolidated Condensed Balance Sheets

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$17,486,951	$20,505,674
Accounts receivable	1,651,286	1,687,492
Current portion of royalty advances	1,938,988	1,326,379
Other current assets	640,424	492,799

Total current assets	21,717,649	24,012,344
Long-term assets:
Furniture and equipment, net	952,536	803,203
Digital rights, net	3,627,629	3,033,239
Master recordings, net	1,842,398	1,777,480
Royalty advances, less current portion	5,839,143	4,230,403
Goodwill	4,428,845	4,429,782
Other assets	40,782	39,289

Total assets	$38,448,982	$38,325,740

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$593,182	$817,118
Royalties payable	2,966,045	1,952,342
Current portion of capital lease obligations	44,370	50,496

Total current liabilities	3,603,597	2,819,956
Long-term liabilities	94,675	101,796

Total liabilities	3,698,272	2,921,752
Stockholders’ equity:
Common Stock	90,350	90,350
Additional paid-in capital	40,221,354	40,138,284
Accumulated deficit	(5,560,994)	(4,824,646)

Total stockholders’ equity	34,750,710	35,403,988

Total liabilities and stockholders’ equity	$38,448,982	$38,325,740

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Digital Music Group, Inc.

Unaudited Summarized Cash Flow Information

	Three Months Ended March 31,
	2007	2006
Net cash flows provided by (used in):
Operating activities	$568,568	$(661,830)
Investing activities	(3,575,466)	(350,641)
Financing activities	(11,825)	33,259,654

Net increase (decrease) in cash and cash equivalents	(3,018,723)	32,247,183
Cash and cash equivalents, beginning of period	20,505,674	468,490

Cash and cash equivalents, end of period	$17,486,951	$32,715,673

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